UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GOLDMAN SACHS ETF TRUST

GOLDMAN SACHS TRUST

(Name of Registrant as Specified in Its Charter)

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Goldman Sachs Asset Management, L.P. | 200 West Street | New York, NY 10282-2198

GOLDMAN SACHS ETF TRUST

GOLDMAN SACHS TRUST

Dear Shareholder:

We are writing to notify you that the Joint Special Meeting of Shareholders (the “Meeting”) of Goldman Sachs S&P 500 Premium Income ETF and Goldman Sachs U.S. Equity Insights Fund (the “Funds”), originally scheduled for and convened on June 12, 2026, as adjourned from time to time, has been further adjourned to permit the continued solicitation of voting proxies with respect to the Funds. The Meeting will be reconvened on January 5, 2027, at 11:00 a.m. (Eastern Time).

The Board of Trustees of each Fund has established a new record date of November 6, 2026 for the Meeting, which replaces the original record date of March 16, 2026 (the “Original Record Date”). Our records indicate that you have previously voted your shares.

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IF YOU DO NOT WISH TO CHANGE YOUR VOTE, NO ACTION IS NECESSARY. Unless we receive instructions from you to the contrary, the voting instructions you previously submitted will remain in effect for all shares you are entitled to vote at the Meeting, including any additional shares acquired after the Original Record Date.

•	IF YOU WISH TO CHANGE YOUR VOTE, you will need to vote again by calling (844) 574-9090.

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If you have questions about the proxy materials, voting or attending the adjourned Meeting, or would like to receive a copy of the Joint Proxy Statement and Supplement, please contact Broadridge Financial Solutions, Inc. at (844) 574-9090.

Thank you for your continued support of the Funds and your participation in this important vote.

Sincerely,

Goldman Sachs